Exhibit 5.1

Opinion of Perkins Coie LLP
Perkins Coie LLP
1201 Third Avenue, Suite 4900
Seattle, WA 98101-3099
Phone: 206.359.8000
Fax: 206.359.9000
www.perkinscoie.com
May 25, 2016
Blucora, Inc.
10900 NE 8th Street, Suite 800
Bellevue, WA 98004

Re:	Registration Statement on Form S-8 of Shares of Common Stock, par value $0.0001 per share, of Blucora, Inc.
Ladies and Gentlemen:
We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 5,156,136 shares of Blucora, Inc. common stock, par value $0.0001 per share (the “Shares”), which may be issued as follows: (i) up to 1,000,000 Shares pursuant to the Blucora, Inc. 2016 Employee Stock Purchase Plan (the “ESPP”) and (ii) up to 4,156,136 Shares pursuant to the Blucora, Inc. 2015 Incentive Plan as Amended and Restated (the “2015 Plan,” which together with the ESPP, are referred to herein as the "Plans").
We have examined the Registration Statement and such documents and records of Blucora, Inc. as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.
Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the registration by its registrar of the Shares and the issuance thereof by Blucora, Inc. in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be legally issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Perkins Coie LLP
Perkins Coie LLP

28096-1005/130083766.1